As filed with the Securities and Exchange Commission on March 29, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMX INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2836	82-3364020
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

22 Einstein St., Floor 4

Ness Ziona, Israel

+972 723942377

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CHARDAN HEALTHCARE ACQUISITION CORP. 2019 OMNIBUS LONG-TERM INCENTIVE PLAN

(Full title of the plans)

Marina Wolfson

BiomX Inc.

22 Einstein St., Floor 4

Ness Ziona, Israel

+972 723942377

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard E. Berkenblit

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts 02109

(617) 338-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

On January 2, 2020, BiomX Inc., or the Company, filed a Registration Statement on Form S-8 (File No. 333-235777), or, as amended, the Original Registration Statement, with the Securities and Exchange Commission, or the Commission, to register an aggregate of 1,000 shares of Common Stock of the Company that may be issued pursuant to the Chardan Healthcare Acquisition Corp. 2019 Omnibus Long-Term Incentive Plan, or the 2019 Plan, as well as 3,148,360 shares of Common Stock of the Company that may be issued pursuant to the 2015 Employee Stock Option Plan for Key Employees of BiomX Ltd., as amended.

Pursuant to the 2019 Plan, the number of shares of Common Stock of the Company made available under the 2019 Plan will automatically increase on January 1 of each year, for a period of not more than ten years, commencing on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or the Evergreen Mechanism.

In accordance with the Evergreen Mechanism, the number of shares of Common Stock of the Company reserved under the 2019 Plan increased by 914,741, 930,813 and 1,190,129 shares of Common Stock effective January 1, 2020, January 1, 2021 and January 1, 2022, respectively. Further, in accordance with the Evergreen Mechanism, the number of shares of Common Stock of the Company reserved under the 2019 Plan increased by 1,199,291 shares of Common Stock effective January 1, 2023.

The Company is filing this Registration Statement on Form S-8 to register an additional 1,199,291 shares of Common Stock of the Company, which may be issued in connection with securities awards, which have been granted or may hereafter be granted under the 2019 Plan. The 1,199,291 shares of Common Stock of the Company being registered hereunder for the 2019 Plan are comprised of: (i) 675,567 shares of Common Stock subject to awards granted on March 1, 2023; and (ii) 523,724 shares of Common Stock available for issuance.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated herein by reference, except for Item 3 and Item 8 of Part II of the Original Registration Statement, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission, or the Commission, by BiomX Inc., or the Registrant, pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 29, 2023;

(b)	The Registrant’s Current Reports on Form 8-K filed on January 6, 2023, February 22, 2023 (Items 1.01, 3.02, 8.01 and exhibits 4.1, 10.1 and 10.2 only), February 27, 2023, and March 29, 2023 (Item 5.08 only); and

(c)	The description of our common stock, warrants and units contained in the Registration Statement on Form 8-A filed on December 13, 2018, under the Exchange Act, including any amendment or report filed or to be filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
4.1	Composite Copy of the Amended and Restated Certificate of Incorporation of BiomX Inc., as amended to date (Incorporated by reference to the Exhibit 3.1 of BiomX Inc.’s Quarterly Report on Form 10-Q filed with the Commission on November 9, 2022).

4.2	Amended and Restated Bylaws of BiomX Inc. (incorporated by reference to Exhibit 3.3 of BiomX Inc.’s Current Report on Form 8-K filed with the Commission on November 1, 2019).

5.1*	Opinion of Sullivan & Worcester LLP

23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited.

24.1*	Power of Attorney (included on the signature pages to this Registration Statement)

99.1	Chardan Healthcare Acquisition Corp. 2019 Omnibus Long-Term Incentive Plan (incorporated by reference to Exhibit 10.10 of the BiomX Inc.’s Current Report on Form 8-K filed with the Commission on November 1, 2019)

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ness Ziona, Israel, on this 29th day of March, 2023.

BIOMX INC.

By	/s/ Jonathan Solomon
Jonathan Solomon
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Mr. Jonathan Solomon and Ms. Marina Wolfson, and each or any one of them, as the undersigned’s true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Russell Greig	Chairman of the Board of Directors	March 28, 2023
Dr. Russell Greig

/s/ Jonathan Solomon	Chief Executive Officer	March 28, 2023
Jonathan Solomon	(Principal Executive Officer) and Director

/s/ Marina Wolfson	Chief Financial Officer	March 28, 2023
Marina Wolfson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Alan Moses	Director	March 28, 2023
Dr. Alan Moses

/s/ Lynne Sullivan	Director	March 28, 2023
Lynne Sullivan

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